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                             Exhibit Index
                             -------------


The following exhibits are filed herewith as part of this Registration
Statement:


Exhibit                                                   Page
  No.                                                      No.
- -------                                                   ----
 3(a)      Articles of Incorporation, incorporated
           by reference to Exhibit 3.1 to its
           Form SE dated February 20, 1991                  (1)

 3(b)      Bylaws of the Company                           II-1

23.1       Opinion and Consent of Ellen M. Fitzsimmons,
           Senior Counsel of the Company, as
           to the validity of the Common Stock
           offered hereunder                               II-2

23.2       Consent of Independent Auditors                 II-3

23.3       Consent of Ellen M. Fitzsimmons (included in
           Exhibit 5.1)                                    II-2

24         Powers of Attorney                              II-4

28         1987 Long-Term Performance Stock Plan,
           as amended, incorporated by reference to
           Exhibit 10.1 to its Schedule 14A dated
           March 11, 1994                                   (1)


(1) Incorporated by reference.


















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